MesaLabs

Investor Presentation

Gary Owens, President and CEO
John Sakys, CFO
John Sullivan, Chairman and Investor Relations

Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "may," "believe," "estimate," "expect," "project," "anticipate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenues growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2019, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted operating income ("AOI") which is defined to exclude the non-cash impact of amortization of intangible assets, stock-based compensation expense, and impairment loss on goodwill and long-lived assets. Reconciliations of certain of the non-GAAP financial measures (including AOI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

Introduction

Basics

MLAB (NASDAQ), public since 1984
Headquartered in Denver, Colorado
350 Employees

What We Do

Diversified quality control instruments, consumables and services for niche applications in highly regulated markets

How We Win…

Customer first lean journey = *The Mesa Way!*

MesaLabs

Financials – By the Numbers

Revenue FY 2019	$103 M ⬆ 7% YoY
Gross Margin	59% ⬆ 2% YoY
Adjusted Operating Income*	25% ⬇ -1% YoY
CAGR FY08-18 Revenues	16%
Growth Mix	3-5% organic growth with low cyclicality 10-15% acquisition
Sustainability	Renewed infrastructure and executive team

*FY19 AOI metric includes $3,300 unusual charge for TCPA legal accrual in 2Q19. Excluding $3,300 unusual charge - AOI% = 28%

FYE: March 31

MesaLabs

FY19 Snapshot


= mix vs. FY18
100%
80%
60%
40%
20%
0%
Percentage of Revenue
Packaging
Monitoring
Instruments
Sterilization & Disinfection
Rest of World
Asia Pacific
Europe
North America
Other
Food & Bev
Healthcare Services
Pharma & Med...
CAPEX HW*
OPEX Hardware
Services
Consumables
Distribution
Direct
Division
Geography
Verticals
Revenue Type
Channel

High quality product mix, geographic opportunity, attractive end markets, defensible recurring revenues, and deep customer intimacy

*<$15,000 per order

MesaLabs

10 Year Financial Performance



Revenues
Adjusted Operating Income
Net Income
Net Income (ex Impairment, TCPA)
Revenues ($K)
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
AOI & Net Income ($K)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
FY09
FY10
FY11
FY12
FY13
FY14
FY15
Y16
FY17
FY18
FY19*

Long history of compounding financial returns:

- **2009-19 CAGR = 16% Revenues; 12% Adjusted Operating Income; 13% Net Income (ex Impairment and TCPA legal expense)**

*FY19 AOI and NI metrics include $3,300 unusual charge for TCPA legal accrual in 2Q19. Excluding AOI = $29,157 and 2009-19 AOI CAGR = 13%

FYE: March 31

MesaLabs

10 Year Share Performance



250
200
150
100
50
0
Share Price ($/Share)
12
10
8
6
4
2
0
Index (April 2009 = 1)
2009 Apr
2009 Jul
2009 Oct
2010 Jan
2010 Apr
2010 Jul
2010 Oct
2011 Jan
2011 Apr
2011 Jul
2011 Oct
2012 Jan
2012 Apr
2012 Jul
2012 Oct
2013 Jan
2013 Apr
2013 Jul
2013 Oct
2014 Jan
2014 Apr
2014 Jul
2014 Oct
2015 Jan
2015 Apr
2015 Jul
2015 Oct
2016 Jan
2016 Apr
2016 Jul
2016 Oct
2017 Jan
2017 Apr
2017 Jul
2017 Oct
2018 Jan
2018 Apr
2018 Jul
2018 Oct
2019 Jan
2019 Apr
= MLAB
= S&P 500

Compounding financial performance = compounding share performance: Apr 2009-19 = 28% CAGR

Defensive stock: S&P 500 Peak to Full Recovery (Apr 07-12) = 21% CAGR; S&P 500 = ~0%

MesaLabs

The growth we continue to see is accredited to our purpose.

Our purpose is to
Protect the Vulnerable.



We're committed to protecting vulnerable people, processes and products

Endoscopy



Sterilization & Disinfection Controls (SDC)

Invitro Fertilization



Cold Chain Monitoring

Cancer & Autoimmune



SDC, Packaging, Instruments (DataTrace)

Diabetes



Instruments (DialyGuard), SDC

Safety



Instruments (DryCal)

Environmental



Instruments (BGI)

Sterilization and Disinfection Control (SDC)

Vertical Markets

- Pharmaceutical
- Medical Device
- Healthcare Services

Growth Drivers

- Pharma and medical device growth
- Increased focus on sterilization in healthcare
- Higher value added products



Spore Strip Biological Indicators



Chemical Indicators



Cleaning Verification



Self-Contained Biological Indicators



Process Challenge Devices



Lab Testing Services

Quality assurance in validated sterilization and disinfection processes

Instruments

Vertical Markets

- Dialysis
- Pharmaceutical
- Healthcare Services
- Food & Beverage
- Safety & Environmental

Growth Drivers

- Pharma manufacturing and dialysis
- Environmental regulations in high growth geographies
- Regulatory-driven product upgrades



Dialysis Calibration & Standards



Equipment / Process Validation Data Loggers



Gas Flow Calibrators



Cap Torque Validation



Air Quality Monitor Calibration

Niche calibration and controls for applications demanding the highest standards

Cold Chain Monitoring

Vertical Markets

- Pharmaceutical
- Healthcare Services
- Blood Banks

Growth Drivers

- Recurring revenue from SaaS and new equipment
- Increasing adoption in healthcare



Patient Safety
Product Performance
Regulatory Compliance
Internal Controls
Network or Internet
Gateway
Mesh Router
Mesh Router
Humidity
Pressure
Contact Closure
Current
Temperature
Temperature
Power

Continuous monitoring of the pharmaceutical supply chain

Cold Chain Packaging

Exiting in FY20

Vertical Markets

- Pharmaceutical Manufacturing
- Pharmaceutical Distribution
- Specialty Pharmacy

Growth Drivers

- Temperature sensitive drugs
- Supply chain fragmentation
- Best practice adoption in logistics



Qualified Packaging Systems



Consulting and Testing Services

Qualified, passive packaging for the pharmaceutical supply chain

MesaLabs

Macro Growth Drivers

	Sterilization & Disinfection	Instruments	Cold Chain Monitoring	Cold Chain Packaging
Regulatory	✓	✓	✓	✓
Healthcare	✓	✓	✓	✓
Safety	✓	✓	✓	✓
Environmental		✓		✓
High Growth Geographies	✓	✓		

Growth via Acquisition

- Instruments
- Sterilization & Disinfection
- Cold Chain Monitoring
- Cold Chain Packaging

1984 - 1999	2006 - 2009	2010 - 2013	2014 - Today
DataTrace Nusonics Automata	Torqo Raven	Bios Suretorque SGM Biotech Apex Amega Tempsys	BGI IBP Simicon PCD ATS North Bay Amilabo BAG Healthcare +14 Int'l Distributors Freshloc Point Six Wireless Infitrak Rapid Aid

Experienced acquirer in high quality niche markets

MesaLabs

The Mesa Way!

	M » MEASURE WHAT MATTERS	E » EMPOWER TEAMS	S » STEADILY IMPROVE	A » ALWAYS LEARN
WHAT	» Customer Driven Strategy » True North KPI's » Strategy Deployment » Enterprise Risk Management	» Cascade Objectives » Daily Management at Gemba » Initiative Teams	» Problem Solving » Kaizen » Action Planning » "Just Do It"	» Full Engagement » Performance Management » Development » Create Opportunities
HOW	» Customer-Centric Game Plan » Critical Few » Clear Direction » Stretch Goals	» Ownership » Coach vs. Direct » Fact-Based Decisions » Proactive and Urgent	» Seeks a Better Way » Problem Solves » Experimental » Bias for Action	» High Expectations » Transparent Communication » Passion for Teaching and Learning » Humility and Self-Awareness

Corporate Strategy

Portfolio

Niche quality control tools, consumables, and services for highly regulated markets

Stable, long term organic growth of 3% to 5% and high margins

Inorganic

~10% - 15% per year in niche business with application leadership in high quality markets

Operating Model

Leverage *The Mesa Way!* to build both the process muscle and team to support our high growth strategy

Questions?

Gary Owens, Chief Executive Officer

John Sakys, Chief Financial Officer

John Sullivan, Chairman and Investor Relations

InvestorRelations@mesalabs.com

Phone: 303-987-8000

Financial Detail

		1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	4Q19	FY19
Revenue	($M)	22,673	22,954	23,671	26,881	96,179	25,142	24,865	26,682	26,446	103,135
	(% YoY)	7%	-6%	-1%	11%	3%	11%	8%	13%	-2%	7%
SDC	(% YoY)	8%	12%	15%	13%	12%	11%	16%	9%	-5%	4%
Instruments	(% YoY)	5%	-8%	-9%	10%	-1%	1%	9%	14%	0%	6%
Monitoring	(% YoY)	26%	-11%	5%	1%	3%	10%	-6%	15%	7%	6%
Packaging	(% YoY)	-12%	-44%	-36%	22%	-27%	90%	-11%	29%	-4%	18%
Gross Profit	($M)	12,671	13,233	12,681	16,034	54,619	15,091	14,577	15,634	15,614	60,916
	(% Rev)	56%	58%	54%	60%	57%	60%	59%	59%	59%	59%
Adj Op Income	($M)	4,126	5,717	6,003	8,757	24,603	7,363	3,970*	7,400	7,124	25,857*
	(% Rev)	18%	25%	25%	33%	26%	29%	16%	28%	27%	25%
Op Income	($M)	1,982	3,648	(10,088)	6,641	2,183	4,764	1,138*	1,320	2,559	9,781*
	(% Rev)	9%	16%	-43%	25%	2%	19%	5%	5%	10%	9%
Net Income	($M)	1,517	2,353	(11,086)	4,254	(2,962)	4,230	994*	858	1,402	7,484*
(Loss)	(% Rev)	7%	10%	-47%	16%	-3%	17%	4%	3%	5%	7%

*FY19 AOI and NI metrics include $3,300 unusual charge for TCPA legal accrual in 2Q19

MesaLabs